UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 26, 2016

Viking Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37355	46-1073877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12340 El Camino Real, Suite 250, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 704-4660

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Viking Therapeutics, Inc. (the “Company”) was held on May 26, 2016. At the Annual Meeting, the Company’s stockholders elected the Class I director nominee of the Company and ratified the selection of Marcum LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2016 (together, the “Proposals”). Each Proposal is described in detail in the Company’s definitive proxy statement for the Annual Meeting that was filed with the U.S. Securities and Exchange Commission on April 12, 2016. As of April 4, 2016, the record date for the Annual Meeting, 9,683,741 shares of the Company’s common stock were issued and outstanding. The final votes on the Proposals presented at the Annual Meeting are as follows:

Proposal 1. Election of Class I Director Nominee

Matthew W. Foehr was elected as a Class I director at the Annual Meeting to serve until the Company’s 2019 Annual Meeting of Stockholders, and until his successor is duly elected and qualified. The final voting results were as follows:

Votes For	Votes Withheld	Broker Non-Votes
5,666,744	9,338	939,090

Proposal 2. Ratification of the Selection of the Company’s Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Board of Directors of the Company of Marcum LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2016. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,580,666	27,394	7,112	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Therapeutics, Inc.

Date: May 27, 2016	By:	/s/ Brian Lian, Ph.D.
Brian Lian, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)